Exhibit 10.12

EXECUTION VERSION

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), dated as of December 30, 2016 (the “Effective Date”), is made by and between BJ Services, LLC, a Delaware limited liability company (the “Company”), and Andrew Gould (“Consultant”).

WHEREAS, the Company desires to engage Consultant to provide certain services to the Company and certain other subsidiaries or affiliates of the Company, and Consultant is willing to enter into an agreement to such end upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Company and Consultant desire to set forth in writing the terms and conditions of such agreement with respect to Consultant’s provision of such services.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Term. This Agreement shall be effective as of the Effective Date and will continue until terminated by either party on at least 10 days written notice to the other party (the “Term”). Notwithstanding the foregoing, this Agreement and the Term shall automatically terminate upon the removal or resignation of Consultant from the board of directors of the Company (the “Board”).

2. Performance of Services. Consultant agrees that during the Term, Consultant shall provide services to the Company and will perform such duties and responsibilities consistent with Consultant’s position to the best of Consultant’s ability and in compliance with the written rules, regulations, policies, procedures and codes of conduct of the Company and its subsidiaries (including without limitation with respect to the Foreign Corrupt Practices Act) as shall be in effect from time to time, as determined by the Board, including but not limited to, the services listed in Exhibit A and such other duties as shall reasonably be agreed between Consultant and the Board (collectively, the “Services”). Consultant may perform the Services at such times and in such manner as reasonably requested by the Company from time to time and as agreed by Consultant. The Company and Consultant agree that Consultant will allocate a reasonably sufficient amount of time to performing his duties under this Agreement, although the exact number of hours may vary. The parties hereto acknowledge that Consultant serves on the CSL Energy Council and that such services shall not be deemed inconsistent with this Agreement or the performance of the Services.

3. Consulting Fees. During the Term, the Company shall pay Consultant an annual fee of $275,000 in respect of his duties hereunder, payable in cash or a check for immediately available funds in quarterly installments in arrears (the “Consulting Fees”). The Board shall review the Consulting Fees annually and, in its sole discretion, may determine to increase or adjust (but not decrease below $275,000 per annum) the Consulting Fees.

4. Reimbursement of Expenses. The Company shall reimburse Consultant for all reasonable and necessary out-of-pocket expenses incurred by Consultant while performing Consultant’s duties under this Agreement in accordance with the Company’s expense reimbursement policy, subject to provision by Consultant of documentation reasonably satisfactory to the Company.

5. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered by hand or sent by overnight courier service or by registered or certified mail, if to Consultant, to Consultant’s last known address listed in the records of the Company, and if to the Company, to:

BJ Services, LLC

17021 Aldine Westfield Road

Houston, Texas 77073

Attention: Lee Whitley

Facsimile No.: (281) 582-5905

E-mail: Lee.Whitley@bakerhughes.com

and

c/o CSL Capital Management, LLC

1000 Louisiana, Suite 3850

Houston, Texas 77002

Attention: Kent Jamison

Facsimile No.: 281-946-8967

E-mail: kent@cslenergy.com

and

WSEP Bromius II, LLC

c/o Goldman, Sachs & Co

200 West Street

New York, NY 10282-2198

Attention: Scott Lebovitz

Charlie Gaillot

Facsimile: 212-357-5505

E-mail: Charlie.Gailliot@gs.com

Scott.Lebovitz@gs.com

And copies (which copies shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: George R. Bason, Jr.

Michael Davis

Facsimile: (212) 701-5340

(212) 450-5745

Telephone: (212) 450-4340

(212) 450-4184

E-mail: george.bason@davispolk.com

michael.davis@davispolk.com

and

Kirkland& Ellis LLP

600 Travis, Suite 3300

Houston, Texas 77002

Attention: Andrew Calder, P.C.

Rhett Van Syoc

Facsimile No.: 713-835-3621

E-mail: andrew.calder@kirkland.com

rhett.vansyoc@kirkland.com

and

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Robert C. Schwenkel, Esq.

Mark H. Lucas, Esq.

Facsimile: 212-859-4000

E-mail: Robert. S ehwenkel@friedfrank.com

Mark.Lucas@friedfrank.com

Notices shall be effective upon receipt.

6. Assignment. The rights and obligations of the Company shall inure to the benefit of and be binding upon its respective heirs, personal and legal representatives, successors and permitted assigns. Neither this Agreement nor any rights or interests in this Agreement or created by this Agreement may be assigned or otherwise transferred voluntarily or involuntarily by Consultant, and any such assignment shall be null and void.

7. Independent Contractor Status. Consultant acknowledges and agrees that Consultant’s status at all times shall be that of an independent contractor, and that Consultant may not, at any time, act as a representative for or on behalf of the Company for any purpose or transaction, and may not bind or otherwise obligate the Company in any manner whatsoever without obtaining the prior written approval of the Board therefor. The parties hereby acknowledge and agree that the Consulting Fees shall represent fees for services as an independent contractor, and shall therefor be paid without any deductions or withholdings taken therefrom for taxes or for any other purpose. Consultant further acknowledges that the Company does not make any warranties as to any tax consequences regarding payment of such fees, and specifically agrees that the determination of any tax liability or other consequences of any payment made hereunder is Consultant’s sole and complete responsibility and that Consultant will pay all taxes, if any, assessed on such payments under the applicable laws of any federal, state, local or other jurisdiction and, to the extent not so paid, will indemnify the Company for any taxes so assessed against the Company. Consultant also agrees that during the Term, Consultant shall not be eligible to participate in any of the employee benefit plans or arrangements of the Company.

8. Confidentiality.

(a) Consultant shall not (except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency) disclose to any third person, whether during or subsequent to the Term, any trade secrets; customer lists; provider lists; product development and related information; marketing plans and related information; sales plans and related information; premium or any other pricing information; operating policies and manuals; research; payment rates; methodologies; contractual forms; business plans; engineering data, know-how or related information; pricing, bidding or negotiating strategies related to work with or for, or related to seeking contracts or new business with or for, any customers (new, existing or prior) of the Company and its affiliates; financial records; or other financial, commercial, business or technical information related to the Company or any of its affiliates, unless such information has been previously disclosed to the public by the Company or has become public knowledge other than by a breach of this Agreement; provided, however, that this limitation shall not apply to any such disclosure made while Consultant is performing services for the Company or any of its affiliates if such disclosure occurred in connection with the performance of the Services.

(b) Consultant agrees that upon termination of Consultant’s engagement with the Company for any reason, Consultant will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company or its affiliates. Consultant further agrees that Consultant will not retain or use for Consultant’s account at any time any tradenames, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

9. Governing Law. This Agreement shall be deemed to be made in, and all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

10. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11. Amendment. This Agreement may be amended or modified only by a written instrument executed by Consultant and the Company.

12. Entire Agreement. This Agreement, together with any agreement between the Company and Consultant with respect to his service on the Board, constitutes the entire agreement between Consultant and the Company with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between Consultant and the Company with respect to the subject matter hereof, whether written or oral.

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IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be duly executed as of the day and year first above written.

BJ SERVICES, LLC

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Vice President

[Signature Page to Consulting Agreement]

Consultant

By:	/s/ Andrew Gould
Name: Andrew Gould

[Signature Page to Consulting Agreement]

EXHIBIT A

SERVICES

•	providing strategic advice;
•	assisting and visiting with customers/prospective customers;
•	recruitment of talent;
•	meeting potential investors/counterparties for IPO/strategic transactions; and
•	assisting with key disclosures/interviews on behalf of the Company.

[Signature Page to Consulting Agreement]